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                               OCEAN ENERGY, INC.,
                              a Texas corporation,

                             successor by merger to
                               OCEAN ENERGY, INC.

                             a Delaware corporation,
                                   as Issuer,

                               OCEAN ENERGY, INC.,
                            a Louisiana corporation,
                            as Subsidiary Guarantor,

                                       and
                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee

                              --------------------

                          FOURTH Supplemental Indenture

                           Dated as of March 30, 1999

                                       to

                                    Indenture

                          Dated as of December 1, 1994

                              --------------------



                          13 1/2% Senior Notes due 2004

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007364.0077  DALLAS  199867 v2

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007364.0077  DALLAS  199867 v2

                          FOURTH SUPPLEMENTAL INDENTURE

         FOURTH SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of March 30, 1999, by and among Ocean Energy, Inc., a Texas corporation (the "COMPANY"), as successor by merger to Ocean Energy, Inc., a Delaware corporation ("OLD OEI"), Ocean Energy, Inc., a Louisiana corporation and wholly-owned subsidiary of the Company ("OEI-SUB"), as subsidiary guarantor, and State Street Bank and Trust Company, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, Old OEI, as issuer, OEI-Sub, as subsidiary guarantor, and the Trustee are parties to that certain Indenture, dated as of December 1, 1994, as supplemented by the First Supplemental Indenture, dated as of September 19, 1996, between Old OEI (then known as Flores & Rucks, Inc., a Delaware corporation), OEI-Sub (then known as Flores & Rucks, Inc., a Louisiana corporation) and Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as trustee, the Second Supplemental Indenture, dated as of July 14, 1997, by and between Old OEI, OEI-Sub, and the Trustee, as successor-in-interest to Fleet National Bank, and the Third Supplemental Indenture dated as of March 27, 1998, by and among Old OEI, OEI-Sub and the Trustee (as so supplemented, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $125,000,000 of 13 1/2% Senior Notes due 2004; and

         WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 24, 1998, as amended by Amendment No. 1 thereto, dated as of December 9, 1998 (as so amended, the "MERGER AGREEMENT"), by and between Old OEI and the Company (formerly known as Seagull Energy Corporation, a Texas corporation), Old OEI has merged (the "MERGER") with and into the Company, with the Company as the surviving entity, and the Company has changed its name from "Seagull Energy Corporation" to "Ocean Energy, Inc."; and

         WHEREAS, pursuant to the Merger Agreement, the Company has assumed all of the obligations of Old OEI under the Indenture, as required under Section 8.1 thereof; and

         WHEREAS, pursuant to Section 8.1(e) of the Indenture, OEI-Sub is, upon the occurrence of the Merger, required to execute a supplemental indenture confirming that its Subsidiary Guarantee shall apply to the obligations of the Company under the Indenture and the Securities; and

         WHEREAS, pursuant to Section 9.1(a) of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may enter into one or more supplemental indentures without the consent of any Holders to evidence the succession of another Person to Old OEI and the assumption by any such successor of the covenants of Old OEI contained in the Indenture and in the Securities.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, OEI-Sub and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this Supplemental Indenture,

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except as otherwise  herein expressly  provided or unless the context  otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. Assumption by the Company. The Company hereby (i) expressly assumes all the obligations of Old OEI for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Securities and the performance and observance of every covenant of the Indenture on the part of Old OEI to be performed or observed, and (ii) succeeds to, and becomes substituted for, and may exercise every right and power of, Old OEI under the Indenture with the same effect as if the Company had originally been named as the issuer of the Securities under the Indenture.

         3. Confirmation of Guarantee by OEI-Sub. OEI-Sub hereby expressly confirms that, after consummation of the Merger, its Subsidiary Guarantee set forth in Article XIII of the Indenture and in a notation to the Securities shall apply to the obligations of the Company set forth in the Indenture and the Securities. Such Subsidiary Guarantee includes, without limitation, (i) the full and prompt performance of the Company's obligations under the Indenture and the Securities, and (ii) the prompt payment in full of the principal of (premium, if any, on) and interest on the Securities when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and the prompt payment in full and performance of all other obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities, all in accordance with the terms of the Indenture and the Securities.

         4. Change of Corporate Name. Any and all references in the Indenture and the Securities to OCEAN ENERGY, INC., a Delaware corporation, or the "Company," shall be deemed henceforth to refer to OCEAN ENERGY, INC., a Texas corporation.

         5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

         6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD

TO PRINCIPLES OF CONFLICTS OF LAWS.

         7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         8. Counterparts. The parties may sign any number of copies or counterparts of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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         IN WITNESS  WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed as of the date first above written.

                               OCEAN ENERGY, INC., a Texas corporation

                               By:
                               Name:
                               Title:

                               STATE STREET BANK AND TRUST COMPANY, as Trustee

                               By:
                               Name:
                               Title:

                               SUBSIDIARY GUARANTOR:

                               OCEAN ENERGY, INC., a Louisiana corporation

                               By:
                               Name:
                               Title: